Exhibit 1.01

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Conflict Minerals Report

For The Year Ended December 31, 2015

Introduction

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2015 is presented to comply with Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, as amended (collectively, the “Rule”). As used herein, “Conflict Minerals” or “3TG” are cassiterite, columbite-tantalite (“coltan”), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

M/A-COM Technology Solutions Holdings Inc., also referred to as “the Company”, “MACOM”, “we”, “our”, and “us” is a leading provider of high-performance analog semiconductor solutions that enable next-generation internet applications, the cloud connected apps economy, and the modern, networked battlefield across the radio frequency, microwave, millimeterwave and photonic spectrum. We offer a broad portfolio of over 3,500 standard and custom devices, which include integrated circuits, multi-chip modules, power pallets and transistors, diodes, amplifiers, switches and switch limiters, passive and active components and complete subsystems, across approximately 40 product lines.

Each of the foregoing product categories contains in-scope products for purposes of our compliance with the Rule. Our in-scope products contained tantalum, tungsten, tin and gold, although not each of our in-scope products contained all of these minerals. We do not directly purchase 3TG from mines, smelters and refiners and instead only purchase products and components that contain 3TG. MACOM does not seek to embargo sourcing from the Democratic Republic of the Congo region (the “Covered Countries”), and is committed to sourcing responsibly. We have adopted a policy and related procedures, as described below in this CMR, focused on our commitment to sourcing components and materials from suppliers that share our ethical values and that support compliance with MACOM’s disclosure obligations related to 3TG. MACOM further expects all suppliers to seek to purchase materials that contain 3TG from sources determined not to be involved in funding conflict in the Covered Countries.

RCOI and Due Diligence Processes

MACOM determined which of our products and components were potentially in-scope for the purposes of the Rule through product specifications, preliminary supplier analysis and other information known to us concerning the composition of our products. Following our scoping analysis, we also performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to have provided MACOM with materials or components containing 3TG necessary to the functionality or production of MACOM’s products (the “Suppliers”). Our RCOI is discussed in further detail later in this CMR.

Our 3TG due diligence processes were based on the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Second Edition 2013) (“OECD Due Diligence Guidance”), an internationally recognized due diligence framework. Our diligence measures were based on certain processes put in place for the Company’s RCOI and included the following.

Company Management Systems

MACOM established strong management systems according to Step 1 of the OECD Due Diligence Guidance. MACOM’s systems included the following:

•

MACOM has adopted and implemented a conflict minerals policy (the “Policy”). The Policy indicates that we expect all suppliers of our products and materials to cooperate with our 3TG procedures. The Policy is publicly available on MACOM’s website at http://www.macom.com/about/sustainability-quality--reliabil, and is sent to Suppliers as part of the RCOI process. The Policy is also referenced in customer communications.

•

MACOM has structured internal management to support its 3TG compliance program. A member of the senior staff from the Compliance and Sustainability department leads a team directly responsible for the management of our 3TG compliance program. The team also includes members from our Finance, Legal, Procurement and Quality departments. Senior management and key internal stakeholders receive periodic reports regarding the advancement of the program. MACOM has also enlisted a third party information management service provider (the “Service Provider”) and specialist outside counsel to assist in our due diligence and/or other 3TG compliance activities. The measures described in this CMR were either taken by the Company or the Service Provider acting on its behalf.

•

MACOM’s engagement with suppliers to support their compliance with the Rule includes terms and conditions relating to 3TG compliance in our standard form purchasing terms and conditions. In addition, our templates for supplier agreements also reference 3TG compliance.

•

MACOM has established a system of transparency, information collection and control over the 3TG supply chain. This system includes a process to collect required supplier RCOI data, utilizing the industry standard Conflict Minerals Reporting Template (“CMRT”). Additional details on the supply chain data gathering are included in the RCOI and due diligence sections of this CMR. This information is retained for at least five years.

•

MACOM implemented a plan to improve the quantity and quality of supplier responses year over year. Outreach for specific suppliers is coordinated between MACOM’s 3TG team and our Procurement department to address outstanding and incomplete data.

•

MACOM has a dedicated Conflict Minerals email address through which MACOM’s employees, suppliers and other third parties can voice any concerns regarding potential violations of MACOM’s conflict minerals policy without any fear of retribution. The dedicated Conflict Minerals email address is conflictminerals@macom.com.

•

MACOM obtained an Independent Private Sector Audit (“IPSA”) of selected portions of this CMR. Additional details relating to the IPSA are included in the Independent Private Sector Audit section of this CMR.

Reasonable Country of Origin Inquiry (RCOI)

MACOM’s RCOI is designed in accordance with Step Two of the OECD Due Diligence Guidance design framework, with the specific goal of determining whether the 3TG in the in-scope products originated from a Covered Country. MACOM’s RCOI process involved two stages: Supplier RCOI and SOR RCOI, as described below.

Supplier RCOI

MACOM designed its Supplier RCOI process to identify, to the best of MACOM’s efforts, the smelters and refiners (the “SORs”) that are potentially in MACOM’s supply chain. Our Supplier RCOI process for the 2015 reporting period included the following:

•	Developing the list of Suppliers providing 3TG containing components to MACOM.

•	Contacting each Supplier and requesting the industry standard CMRT, including SOR information.

•	Following up by email or phone with Suppliers that did not respond to the request within a specified time frame.

•	Reviewing Supplier responses for accuracy, completeness and plausibility.

•

Amalgamating the Supplier provided SOR information into a single list of SORs meeting the definition of a SOR under the Conflict-Free Sourcing Program (“CFSP”) protocols for tin and tanalum, tungsten or gold.

•	Reviewing the final SOR list (and comparing it with industry peers) to determine if MACOM reasonably identified all of the SORs in its supply chain.

We reached out to 202 Suppliers for 2015. Responses to our inquiries were received from 84% of the Suppliers.

As of January 8, 2016, the Suppliers identified 293 valid SORs. The list of identified SORs is included under the “Identified Smelter and Refiners” section below.

For the 2015 reporting period MACOM’s RCOI and due diligence was executed by MACOM’s Service Provider. The Service Provider’s process design was independently audited for 2015 for: (i) compliance in all material respects with the criteria established by Step 2 of the OECD Due Diligence Guidance and (ii) the consistency of its due diligence measures as performed, with its process design. MACOM has not independently verified the conclusions of this audit, the sufficiency of the auditor’s procedures or the auditor’s qualifications.

Due Diligence

MACOM’s due diligence process was designed in accordance with the applicable sections of the OECD Due Diligence Guidance.

SOR RCOI and Due Diligence

MACOM’s SOR RCOI and due diligence process were designed to:

•	Identify the scope of the risk assessment of the 3TG supply chain.

•	Assess whether the SORs have carried out all elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas.

•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the 3TG SORs own facilities.

MACOM’s SOR RCOI and due diligence process for the 2015 reporting period included the following steps for each SOR identified by Suppliers as potentially in MACOM’s supply chain:

•

Engagement directly with the SOR (including information publicly available on the SOR’s website or its relevant industry association) to ascertain whether or not the SOR sources from the Covered Countries.

•

For SORs that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not listed as Compliant by the CFSP, the Service Provider reviewed the SOR’s declaration against publicly available information to determine if there was any contrary evidence to the SOR’s declaration. The sources reviewed included: (1) a public internet search of the facility in combination with each of the Covered Countries; (2) specific NGO publications (including those of the Enough Project, Global Witness, Southern Africa Resource Watch and Radio Okapi); and (3) the most recent UN Group of Experts report on the DRC.

•

For SORs that did not respond to direct engagement, the Service Provider reviewed publicly available sources to determine if there was “any reason to believe” that the SOR may have sourced from a Covered Country during the reporting period. For this review, the same sources as listed above were used.

•

MACOM’s risk mitigation plan includes a requirement for high risk SORs (SORs sourcing from, or there is reason to believe they are sourcing from the Covered Countries) to be audited and certified “Compliant” by the CFSP.

•

For high risk SORs that have not been audited and listed as “Compliant” by the CFSP, MACOM conducted risk mitigation on the SOR according to the OECD Due Diligence Guidance and communicated the results of these activities to a designated member of senior management.

MACOM’s suppliers identified 293 SORs. Through the activities mentioned above, MACOM identified 37 SORs that source, or there is reason to believe they source, from the Covered Countries. MACOM determined that 36 of these 37 SORs have been audited and listed as “Compliant” by the CFSP as of March 22, 2016. MACOM then conducted further risk mitigation on the one remaining SOR.

Risk Mitigation

MACOM’s risk mitigation process is consistent with the OECD Due Diligence Guidance and is designed to help prevent an unnecessary sourcing embargo from the Covered Countries.

MACOM’s risk mitigation plan includes an assessment of certain identified SORs to determine if they are relevant to the specific products sold to MACOM. SORs determined not to be in MACOM’s supply chain are removed.

MACOM conducted risk mitigation on one SOR identified by suppliers, not recognized as “Compliant” by the CFSP and sourcing from the Covered Countries. Additional due diligence was carried out to determine if there was any reason to believe the smelter directly or indirectly finances or benefits armed groups in a Covered Country.

MACOM did not require the removal of the SOR subject to the risk mitigation process, as there was no reason to believe it directly or indirectly financed or benefitted armed groups in the Covered Countries. Also, the CFSP does not encourage the removal of a SOR from the supply chain, if the SOR is recognized as “Active”. This smelter will be reviewed again in the 2016 reporting period. This conclusion was reported to MACOM’s Senior Vice President of Operations.

Independent Audit of Supply Chain Due Diligence at Identified Points

MACOM does not have a direct relationship with 3TG SORs and, therefore, does not perform direct audits of these entities within its supply chain. We recognise the audit protocols of the CFSP as acceptable in this regard.

Report on Supply Chain Due Diligence

MACOM’s Form SD and Conflict Minerals Report are annually filed and are publicly available on our website.

Identified Smelters and Refiners

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the SORs listed below as having potentially processed the necessary 3TG contained in our in-scope products in 2015. Please see the notes that accompany the table for information concerning the data in the table.

Mineral	SOR Name	SOR Location	Status
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Compliant
Gold	Argor-Heraeus SA	Switzerland	Compliant
Gold	Asahi Pretec Corporation	Japan	Compliant
Gold	Asahi Refining Canada Limited	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Aurubis AG	Germany	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Caridad	Mexico	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Dowa	Japan	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Elemetal Refining, LLC	United States	Compliant
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Ltd. Hong Kong	China	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Company Limited	China	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant

Mineral	SOR Name	SOR Location	Status
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States	Compliant
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	LS-NIKKO Copper Inc.	Republic of Korea	Compliant
Gold	Materion	United States	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies SA	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States	Compliant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Compliant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Compliant
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	Compliant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant
Gold	PAMP SA	Switzerland	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonsia	Compliant
Gold	PX Précinox SA	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Republic Metals Corporation	United States	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	Samduck Precious Metals	Republic of Korea	Compliant
Gold	Schone Edelmetaal B.V.	Netherlands	Compliant
Gold	SEMPSA Joyería Platería SA	Spain	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Umicore Brasil Ltda.	Brazil	Compliant

Mineral	SOR Name	SOR Location	Status
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Compliant
Gold	United Precious Metal Refining, Inc.	United States	Compliant
Gold	Valcambi SA	Switzerland	Compliant
Gold	Western Australian Mint trading as The Perth Mint	Australia	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Compliant
Gold	Advanced Chemical Company	United States	Active
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Active
Gold	Cendres + Métaux SA	Switzerland	Active
Gold	Daejin Indus Co., Ltd.	Republic of Korea	Active
Gold	Faggi Enrico S.p.A.	Italy	Active
Gold	Geib Refining Corporation	United States	Active
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Active
Gold	SAXONIA Edelmetalle GmbH	Germany	Active
Gold	Torecom	Republic of Korea	Active
Gold	Aktyubinsk Copper Company TOO	Russian Federation	On Reference List Only
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Reference List Only
Gold	Bangalore Refinery (P) Ltd.	India	On Reference List Only
Gold	Bauer Walser AG	Germany	On Reference List Only
Gold	Chugai Mining	Japan	On Reference List Only
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Reference List Only
Gold	Do Sung Corporation	Korea	On Reference List Only
Gold	Doduco	Germany	On Reference List Only
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	On Reference List Only
Gold	Guangdong Jinding Gold Limited	China	On Reference List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Reference List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Reference List Only
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China	On Reference List Only

Mineral	SOR Name	SOR Location	Status
Gold	Hwasung CJ Co., Ltd.	Korea	On Reference List Only
Gold	Kazakhmys Smelting LLC	Kazackhstan	On Reference List Only
Gold	Korea Metal Co., Ltd.	Korea	On Reference List Only
Gold	L’ azurde Company For Jewelry	Saudi Arabia	On Reference List Only
Gold	Lingbao Gold Company Limited	China	On Reference List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Reference List Only
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Reference List Only
Gold	Metalor Technologies (Suzhou) Ltd.	China	On Reference List Only
Gold	Morris and Watson	New Zealand	On Reference List Only
Gold	OJSC Kolyma Refinery	Russian Federation	On Reference List Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Reference List Only
Gold	Sabin Metal Corp.	United States	On Reference List Only
Gold	SAMWON Metals Corp.	Korea	On Reference List Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Reference List Only
Gold	So Accurate Group, Inc.	United States	On Reference List Only
Gold	The Great Wall Gold and Silver Refinery of China	China	On Reference List Only
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Reference List Only
Gold	Yunnan Copper Industry Co., Ltd.	China	On Reference List Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Compliant
Tantalum	Duoluoshan	China	Compliant
Tantalum	D Block Metals, LLC	United States	Compliant
Tantalum	Exotech Inc.	United States	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck GmbH Goslar	Germany	Compliant

Mineral	SOR Name	SOR Location	Status
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	United States	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	KEMET Blue Powder	United States	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineração Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining & Smelting	Japan	Compliant
Tantalum	Molycorp Silmet A.S.	Estonia	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	Plansee SE Liezen	Austria	Compliant
Tantalum	Plansee SE Reutte	Austria	Compliant
Tantalum	QuantumClean	United States	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemicals	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Tranzact, Inc.	United States	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Compliant
Tantalum	Zhuzhou Cemented Carbide	China	Compliant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China	On Reference List Only
Tin	Alpha	United States	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV Serumpun Sebalai	Indonesia	Compliant
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	Elmet S.L.U (Metallo Group)	Spain	Compliant
Tin	EM Vinto	Bolivia	Compliant

Mineral	SOR Name	SOR Location	Status
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Vietnam	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Compliant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S/A	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States	Compliant
Tin	Metallo-Chimique N.V.	Belguim	Compliant
Tin	Mineração Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant
Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT BilliTin Makmur Lestari	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT Cipta Persada Mulia	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Eunindo Usaha Mandiri	Indonesia	Compliant
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Justindo	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Wahana Perkit Jaya	Indonesia	Compliant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	VQB Mineral and Trading Group JSC	Vietnam	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Compliant
Tin	Yunnan Tin Group (Holding) Company Limited	China	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Active

Mineral	SOR Name	SOR Location	Status
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Active
Tin	Gejiu Jinye Mineral Co., Ltd.	China	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Vietnam	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Active
Tin	Phoenix Metal Ltd.	Rwanda	Active
Tin	PT Karimun Mining	Indonesia	Active
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	On Reference List Only
Tin	Estanho de Rondônia S.A.	Brazil	On Reference List Only
Tin	Feinhütte Halsbrücke GmbH	Germany	On Reference List Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	On Reference List Only
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	On Reference List Only
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	On Reference List Only
Tin	PT Alam Lestari Kencana	Indonesia	On Reference List Only
Tin	PT Bangka Kudai Tin	Indonesia	On Reference List Only
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	On Reference List Only
Tin	PT Fang Di MulTindo	Indonesia	On Reference List Only
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	On Reference List Only
Tin	PT Tirus Putra Mandiri	Indonesia	On Reference List Only
Tin	Super Ligas	Brazil	On Reference List Only
Tin	Xianghualing Tin Industry Co., Ltd.	China	On Reference List Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant

Mineral	SOR Name	SOR Location	Status
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Compliant
Tungsten	Global Tungsten & Powders Corp.	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck GmbH	Germany	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Kennametal Huntsville	United States	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Niagara Refining LLC	United States	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Active
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Active
Tungsten	Kennametal Fallon	United States	Active
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	On Reference List Only
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	On Reference List Only
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	On Reference List Only
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	On Reference List Only
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	On Reference List Only
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	On Reference List Only
Tungsten	Pobedit, JSC	Russian Federation	On Reference List Only
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	On Reference List Only

The Company notes the following in connection with the information in the table above:

a.

Not all of the included SORs may have processed the necessary 3TG contained in MACOM’s in-scope products, since some Suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they sold MACOM. Some Suppliers also may have reported SORs that were not in MACOM’s supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs reflected above may not include all of the SORs in MACOM’s supply chain, since some Suppliers did not identify all of their SORs and because not all Suppliers responded to MACOM’s inquiries.

b.	The table only includes entities that meet the definition of SORs set out in the CFSP protocols for tin, tanalum, tungsten, and gold.

c.	Smelter or refiner status information in the table is as of May 6, 2016.

d.

“Compliant” means that a SOR was listed as compliant with the Conflict-Free Smelter Program’s (“CSFP”) assessment protocols, including through mutual recognition. SORs that are listed as “Re-audit in process” by the CFSP are considered to be Compliant by the CFSP. Included SORs were not necessarily Compliant for all or part of 2015 and may not continue to be Compliant for any future period.

e.

“Active” is a CSFP designation that means that the SOR was listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the SOR has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry – Conflict Minerals Council.

f.	“On Reference List Only” means that a SOR is listed on the Smelter Reference List tab of the CMRT, but is not listed as “Compliant” or “Active.”

SOR status reflected in the table is based solely on information made publicly available by the CFSI, without independent verification by MACOM.

g.	SOR location is based solely on information made public by the CFSI.

Country of Origin Information

The identified countries of origin of the 3TG processed by the SORs listed in the table above are believed to have potentially included the countries in the categories listed below. The categories are organized by risk. These may not be all of the countries from which the identified SORs have sourced, and the identified SORs may not have sourced from all of these countries.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote d’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam and Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Kenya, Mozambique and South Africa.

L3 - The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

DRC - The Democratic Republic of the Congo.

Alternatively, or in addition, some of the identified SORs may have sourced from recycled or scrap sources.

Improvement Plan

MACOM is taking or intends to continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary 3TG in MACOM’s products could directly or indirectly benefit or finance armed groups in the Covered Countries:

•	Use the 2016 major revision of the CMRT for 2016 supplier outreach.

•	Continue to encourage suppliers to take the steps needed to obtain and provide current, accurate and complete information about their SORs by enhancing training materials and through further outreach.

•	Continue to encourage suppliers to source responsibly from SORs that are listed as “Compliant” or “Active” by the CFSP program.

•	Contact identified SORs that are not certified “Compliant” or “Active” by the CFSP program to request their participation in the program.

•	Monitor the compliance status of the SOR identified for risk mitigation.

Independent Private Sector Audit of this CMR

MACOM has obtained an Independent Private Sector Audit of selected sections of this CMR to ensure that our due diligence framework is in conformity with the criteria set forth in the OECD Due Diligence Guidance and to ensure the due diligence measures we performed as set forth in this CMR are consistent with the measures undertaken. The IPSA, which was completed by Resource Consulting Services Limited, is set forth as Exhibit A.

Given the potential limitations affecting the reliability of third-party certification systems and supply chain inquiries that have been cited by certain commentators, we are not expressing a determination that our products are “DRC conflict free” within the meaning of the Rule. However, no information has come to our attention that causes us to believe that any of the 3TG in our products are directly or indirectly financing or benefiting armed groups in a Covered Country.

Forward-Looking Statements

This document contains “forward-looking statements” made within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “plans,” “may,” “intends,” “will,” “should,” “expects” and similar expressions or the use of the future tense are intended to identify forward-looking statements. In addition, any statements that do not relate to historical or current facts or matters are forward-looking statements. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements within this document include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all; (2) whether SORs and other market participants responsibly source 3TG; and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.

Exhibit A

INDEPENDENT PRIVATE SECTOR AUDIT REPORT

DODD FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502

M/A-COM Technology Solutions Holdings, Inc.

To MACOM,

Resource Consulting Services Limited (“RCS Global” or “RCS”) conducted an Independent Private Sector Audit (IPSA) of MACOM’s (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2015. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

1) Whether the design of the Company’s due diligence framework as set forth in Sections on Company Management Systems and Due Diligence in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas, Second Edition 2013 (“OECD Guidance”), and

2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Section on Due Diligence in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Guidance.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the Sections mentioned in the audit objectives.

We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.

1

For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program at the Company as well as phone interviews with the third party service provider responsible for the design of the due diligence framework. For the second audit objective we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report and conducted interviews with the persons of the Company and the third party service provider directly involved in the implementation of these measures. For the second audit objective we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Management was provided an opportunity to review and offer comments on a draft of this report and did not offer any comments to the draft report.

In our opinion,

•

The design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2015, as set forth in the Conflict Minerals Report, is in conformity, in all material respects, with the OECD Guidance, and

•

The Company’s description of the due diligence measures it performed, as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent with the due diligence process that the Company undertook.

Resource Consulting Services Limited

London 06 May 2016

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